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                                                     [EXHIBIT 99.1 TO S-4]


                     CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

     Pursuant to Rule 438 of the Securities Act of 1933, as amended, each of the undersigned hereby consents to being named as an individual about to become a director of Indiana United Bancorp in the Registration Statement on Form S-4 filed by Indiana United Bancorp in connection with the registration of its Common Shares to be issued in a merger transaction in which P.T.C. Bancorp will merge with and into Indiana United Bancorp.

March 5, 1998

                                   /s/John E. Back
                                   -------------------------------
                                   John E. Back


                                   /s/Dale J. Deffner
                                   -------------------------------
                                   Dale J. Deffner


                                   /s/Robert S. Dunevant
                                   -------------------------------
                                   Robert S. Dunevant


                                   /s/James L. Saner
                                   -------------------------------
                                   James L. Saner


                                   /s/Dale E. Smith
                                   -------------------------------
                                   Dale E. Smith